Exhibit 99.1

BIOSPHERE MEDICAL ANNOUNCES AGREEMENT FOR $13.4 MILLION PRIVATE PLACEMENT

ROCKLAND, Mass. – Feb 21, 2006 – BioSphere Medical, Inc. (NASDAQ: BSMD) a medical device company that has pioneered the use of bioengineered microspheres to treat uterine fibroids, hypervascularized tumors and vascular malformations by a procedure called embolization today announced that is has entered into a securities purchase agreement with selected accredited investors pursuant to which such investors have agreed to purchase from the company an aggregate of 2,075,000 shares of the company’s common stock at a per share price of $7.00. The closing of the financing is expected occur on or about February 22, 2006, subject to the satisfaction of certain customary closing conditions contained in the definitive transaction agreements. This financing will result in net proceeds to the company of approximately $13.4 million after the deduction of offering expenses. As part of this transaction, the company has agreed to file a resale registration statement on Form S-3 with the Securities and Exchange Commission within 30 days following the closing for the purpose of registering for resale the shares of common stock sold in the financing.

The securities to be offered in the proposed financing have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BioSphere Medical, Inc.

BioSphere Medical, Inc., based in Rockland, Massachusetts, is a medical device company focused on applying its proprietary microsphere technology to medical applications using embolotherapy techniques. The company’s core technologies, patented bio-engineered polymers and manufacturing methods, are used to produce miniature spherical beads with uniquely beneficial properties for a variety of medical applications. The company’s principal focus is the treatment of symptomatic uterine fibroids using a procedure called uterine fibroid embolization, or UFE. The company’s products have already begun to gain wide acceptance in this rapidly emerging procedure as well as in a number of other new and established medical treatments. The company’s strategy is two fold. First, it is seeking to grow the embolotherapy business worldwide, specifically the UFE procedure, by increasing awareness of availability of this procedure. Second, it is seeking to maintain its current technology leadership by introducing new products and product improvements, both through internally developed and externally acquired technologies, that improve and broaden the use of embolotherapy techniques.

BioSphere Medical has received clearance in many countries, including the United States, Canada, Australia and the European Community, which allow the company to sell its products for use in general embolization procedures, including uterine fibroid embolization.

Cautionary Statement Regarding Forward-Looking Statements — The foregoing release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding BioSphere Medical’s expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors. These important factors include, without limitation, risks relating to: the failure of the company and its distributors to successfully market and sell the company’s products; the failure of the company to achieve or maintain necessary regulatory approvals, either in the United States or internationally, with respect to the manufacture and sale of its products and product candidates; the failure of the company to successfully develop, commercialize and achieve widespread market acceptance of the Embosphere® Microspheres and EmboGold Microsphere technologies; risks relating to the company’s ability to obtain and maintain patent and other proprietary protection for its products; the absence of or delays and cancellations of, product orders; delays, difficulties or unanticipated costs in the introduction of new products; competitive pressures; the inability of the company to raise additional funds in the near term to finance the development, marketing, and sales of its products; and general economic conditions. These risk factors are further described in the section titled “Factors That May Affect Future Results” in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, as filed by the company with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. BioSphere Medical is providing the information in this press release as of this date and does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

COMPANY CONTACT	OR	INVESTOR RELATIONS CONTACT
BioSphere Medical, Inc.		The Equity Group Inc.
Martin Joyce		Maura Gedid (212) 836-9605
Chief Financial Officer		Devin Sullivan (212) 836-9608
(781) 681-7925